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                             COMPOSITE
                   CERTIFICATE OF INCORPORATION
                                of
                  ARCHER-DANIELS-MIDLAND COMPANY

(giving effect to all amendments through October 15, 1992)

First: The name of the Corporation is

ARCHER-DANIELS-MIDLAND COMPANY

Second: The principal office of the Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle and State of Delaware, and the name and address of its resident agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

Third: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Fourth: The total number of shares of all classes which the Corporation shall have authority to issue is 800,500,000, consisting of 800,000,000 shares of Common Stock and 500,000 shares of Preferred Stock, all without par value.

The designations and the voting powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the Preferred Stock and the Common Stock which are fixed by the Certificate of Incorporation and the express grant of authority to the Board of Directors of the Corporation (hereinafter referred to as the Board of Directors) to fix by resolution or resolutions the designations and the voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the Preferred Stock which are not fixed by the Certificate of Incorporation, are as follows:

(1) The Preferred Stock may be issued at any time or from time to time in any amount, provided not more than 500,000 shares thereof shall be outstanding at any one time, as Preferred Stock of one or more series, as hereinafter provided. Each share of any one series of Preferred Stock shall be alike in every particular except as to the date from which dividends thereon shall be cumulative, each series thereof shall be distinctly designated by letter or descriptive words, and all series of Preferred Stock shall rank equally and be identical in all respects except as permitted by the provisions of Section 2 of this Article Fourth. Shares of Preferred Stock shall be issued as fully paid and nonassessable shares.

(2) Authority is hereby expressly granted to and vested in the Board of Directors at any time or from time to time to issue the Preferred Stock as Preferred Stock of any series, and in connection with the creation of each such series, to fix by resolution or resolutions providing for the issue of shares thereof the designations and the voting powers, preferences and relative, participating, option or other special rights, and the qualifications, limitations or restrictions thereof, of such series so far as not inconsistent with the provisions of this Article Fourth applicable to all series of Preferred
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Stock, and to the full extent now or hereafter permitted by the laws of the State of Delaware, in respect of the matters set forth in the following subdivisions (a) and (g) inclusive:

(a) The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

(b) The rate or rates at which shares of such series shall be entitled to receive dividends, the conditions and limitations upon the payment, and the preferences, of such dividends, whether such dividends shall be cumulative and, if cumulative, the date or dates from which such dividends shall accumulate, and the dates upon which such dividends, if declared, shall be payable;

(c) The rights of the Corporation at its option to redeem shares of such series, the manner of selecting shares for redemption, the redemption price or prices, and the manner of redemption and the effect thereof;

(d) The amount payable on shares of such series in the event of any liquidation, dissolution or winding up of the affairs of the Corporation which amount may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary;

(e) The obligation, if any, of the Corporation to maintain a purchase, retirement or sinking fund for shares of such series, or to redeem shares or such series and the provisions with respect thereto;

(f) The rights, if any, of the holders of shares of such series to convert such shares into shares of stock of the Corporation of any class or of any series of any class and the terms and conditions of such conversion; and

(g) The voting rights, if any, and any other preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.

(3) The voting powers, preferences and rights, and the qualifications, limitations and restrictions thereof, applicable to the Common Stock and to the Preferred Stock of all series, except as set forth in Article Fifth hereof, are as follows:

(a) The holders of shares of Preferred Stock of each series shall be entitled to such cash dividends, but only when and as declared by the Board of Directors out of funds legally available therefor, as they may be entitled to in accordance with the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series; and

(b) So long as there shall be outstanding any shares of Preferred Stock of any series entitled to cumulative dividends pursuant to the resolution or resolutions providing for the issuance of such series, no dividend, whether in cash or property, shall be paid or declared, nor shall any distribution be made, on Common Stock, nor shall any shares of Common Stock be purchased, redeemed, or otherwise acquired for value by the Corporation, unless the full cumulative
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dividends on the Preferred Stock of all series entitled to
cumulative dividends for all past quarterly dividend periods and for the then current quarterly dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart. The foregoing provisions of this subdivision (b) shall not, however, apply to a dividend payable in Common Stock or to the acquisition of shares of Common Stock in exchange for, or through application of the proceeds of the sale of, shares of Common Stock.

Subject to the foregoing and to any further limitations prescribed in accordance with the provisions of Section 2 of this Article Fourth, the Board of Directors may declare, out of any funds legally available therefor, dividends upon the then outstanding shares of Common Stock, and shares of Preferred Stock of any series shall not be entitled to share therein.

(c) In the event of any liquidation or dissolution or winding up of the Corporation, the holders of the Preferred Stock of each series shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, before any distribution of assets shall be made to the holders of Common Stock, payment of the amount per share provided for in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series; and the holders of the Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock of any and all series, to share ratably in all the assets of the Corporation then remaining in accordance with their respective rights and preferences. If upon any liquidation or dissolution or winding up of the Corporation the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Preferred Stock the full amounts to which they respectively shall be entitled, the holders of shares of Preferred Stock of all series shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable in respect of the Preferred Stock of all series were paid in full. Neither the statutory merger nor consolidation of the Corporation into or with any other corporation, nor the statutory merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this subdivision (c).

(d) Except as provided in the resolution or resolutions providing for the issue of any series of Preferred Stock, the exclusive voting power for all purposes shall be vested in the holders of Common Stock, each holder of Common Stock being entitled to one vote for each share of Common Stock held by him.

(4) Shares of Preferred Stock and Common Stock may be issued by the Corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors. Shares for which the consideration so fixed shall have been paid or delivered shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon; and the holder of such shares shall not be liable for any further payments in respect of such shares.

(5) The amount of capital stock with which the Corporation will commence business is One Thousand Dollars ($1,000). The Corporation will also commence business with an original or paid in surplus of not less than One Million Five Hundred Thousand Dollars ($1,500,000).
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Fifth: No holder of Preferred Stock or Common Stock shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issues of shares of any class whatsoever or of any securities convertible into or exchangeable for any shares of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration.

Sixth: The names and places of residence of each of the original subscribers to the capital stock of the Corporation and the number of shares subscribed for by each are as follows:

                                        Number of Shares
           Name               Residence           Common
     Frank C. Taylor     37 Wall Str., New York          14
     H. B. Holland  37 Wall Str., New York          13
     Robert A. MacLean   37 Wall Str., New York          13

Seventh: The Corporation is to have perpetual existence.

Eighth: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

Ninth: The Board of Directors shall consist of the number (never less than three) provided for in the Bylaws and the number may be increased or decreased and any vacancies filled, as therein provided. It shall not be necessary to be a stockholder in order to be a director.

Tenth: In furtherance, and not in limitation, of the powers conferred by statute, the Board of Directors of the Corporation are expressly authorized:

To make, alter, amend and rescind the Bylaws of the Corporation, but any Bylaws, so made, altered or amended by the Board of Directors may be altered, amended and rescinded either by the directors or the stockholders of the Corporation.

To fix and change, from time to time, the amount that shall be reserved as working capital.

To determine, from time to time, whether and to what extent, and at what time and places, and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger) or any of them shall be open to inspection of the stockholders; and no stockholder shall have any right to inspect any account, book or document of the Corporation, except as conferred by statute, unless authorized by a resolution of the stockholders or the Board of Directors of the Corporation.

To remove at any time any officer elected or appointed by the Board of Directors, but only by the affirmative vote of a majority of the then Board of Directors, and to remove any other officer or employee of the Corporation or to confer such power on any committee or officer. Any removal may be for cause or without cause.
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To designate from their number by vote of a majority of the entire
Board of Directors in accordance with law, an Executive Committee of not less than three members, who, to the extent provided in the Bylaws or the resolution of the Board of Directors so designating them, shall have and exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation during the intervals between the meetings of the Board of Directors and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. The Board may also appoint from their number such other committees as they may deem judicious and to such extent as shall be provided by resolution of the Board of Directors or in the Bylaws may delegate to such committees all or any of the powers of the Board of Directors which may be lawfully delegated. The Board of Directors may fill vacancies in any committee appointed by it.

The stockholders having voting power of the Corporation may in its Bylaws confer powers additional to the foregoing (not, however, inconsistent with law) upon the Board of Directors, in addition to the powers and authorities expressly conferred upon them by the statutes of the State of Delaware.

Eleventh: The stockholders may hold their meetings, annual or special, within or without the State of Delaware, if the Bylaws so provide; and the Board of Directors or any committee thereof may hold any or all of their meetings within or without the State of Delaware at such places as the Board of Directors or the Committee, as the case may be, may designate.

The Corporation may have one or more offices in addition to the principal office in the State of Delaware and may keep its books (except when otherwise expressly provided by law) outside the State of Delaware at such places as may be, from time to time, designated by the Board of Directors.

Twelfth: No contract or other transaction of the Corporation shall be affected by the fact that any of the directors of the Corporation are in any wise interested in or connected with any other party to such contract or transaction or are themselves parties to such contract or transaction, provided that at the meeting of the Board of Directors authorizing or confirming such contract or transaction there shall be present a quorum of directors not so interested or connected and such contract or transaction shall be approved by a majority of such quorum, which majority shall consist of directors not so interested or connected. Any contract, transaction or act of the Corporation or of the Board of Directors or of the Executive Committee which shall be ratified by a majority in interest of a quorum of the stockholders of the Corporation having voting power at any annual meeting or any special meeting called for such purpose shall be as valid and as binding as though ratified by every stockholder of the Corporation.

Thirteenth: The Corporation reserves the right (1) to create one or more classes of stock with such designations, preferences, redemption or dividend provisions and voting powers, or restrictions or qualifications thereof, as shall be stated and expressed in any certificate amendatory hereof, duly authorized, executed and filed in the manner now or hereafter prescribed by statutes of the State of Delaware, and (2) to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, or any amendment thereof, in the manner now or hereafter prescribed by the statutes of the State of Delaware, and all rights of the stockholders of the Corporation, except as aforesaid, are granted subject to these reservations.
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Fourteenth: A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director; provided, however, this Article shall not eliminate or limit the liability of a director (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for the unlawful payment of dividends or unlawful stock repurchases under Section 174 of the General Corporation Law of the State of Delaware; or (4) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of this Article.

    We, the undersigned, being each of the original subscribers to the capital stock of the Corporation hereinbefore named for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of an Act of the Legislature of the State of Delaware entitled "An Act Providing a General Corporation Law" (approved March 10, 1899), being Chapter 65 of the Revised Code of Delaware, and the acts amendatory thereof and supplemental thereto, do make and file this certificate, hereby declaring and certifying that the facts herein stated are true, and do respectively agree to take the number of shares of stock hereinbefore set forth and accordingly have hereunto set our hands and seals this first day of May, 1923.

Frank C. Taylor (L.S.)
H. B. Holland (L.S.)
Robert A. MacLean (L.S.)


In the Presence of:
      ALLEN E. MOORE



COUNTY OF NEW YORK ) ss:
STATE OF NEW YORK  )

   BE IT REMEMBERED, that on this first day of May, 1923, personally came before me, Allen E. Moore, a Notary Public for the State of New York, Frank C. Taylor, H. B. Holland and Robert A. MacLean, parties to the foregoing Certificate of Incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts therein stated are truly set forth.


GIVEN under my hand and seal of office the day and year aforesaid.


ALLEN E. MOORE                               ALLEN E. MOORE
NOTARY PUBLIC                           Notary Public, Richmond
RICHMOND COUNTY                              County



Certificate Filed in New York County
No. 800
Kings County No. 147
Register New York County No. 4080A
Register Kings County No. 4294
Certificate Filed in Dutchess County
My Commission Expires March 30, 1924
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